Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Science Dynamics Corporation:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 16, 1999 included in Science Dynamics Corporation's Form 10-KSB for the year ended December 31, 1998 and to all references to our firm included in this registration statement.

                                                Peter C. Cosmas Co., CPAs
                                                /s/ Peter C. Cosmas Co., CPAs
370 Lexington Avenue
Suite 1205
New York, NY 10017
July 26, 1999